Exhibit 99.1

FINANCIAL CONTACT: John W. Hohener Vice President and CFO Tel: (949) 221-7100 INVESTOR RELATIONS: Robert C. Adams Vice President Business Development & Investor Relations Tel: (949) 221-7100

Microsemi Acquires Babcock, Reaffirms September Guidance

Accretive Acquisition Strengthens Company’s Leadership in High Reliability Markets

IRVINE, Calif., October 16, 2008 (GlobeNewswire) – Microsemi Corporation (Nasdaq:MSCC), a leading manufacturer of high performance analog mixed signal integrated circuits and high reliability semiconductors, today announced its acquisition of Babcock, Inc., of La Mirada, California.

For over thirty-five years, Babcock has been a leader in the design, development, and manufacturing of power supplies and power conditioning units for satellite, airborne, shipboard, and ground based electronics systems. In addition, Babcock designs, develops, and manufactures high reliability aerospace, military, and commercial relays, remote power controllers, contactors, timers, and sensors. Microsemi expects this acquisition will be immediately accretive. Microsemi paid approximately $20 million in net cash in acquiring all of the shares of Babcock’s parent, Electro Module, Inc.

“Originally founded in 1947, Babcock is one of the leading private players in the high-end, high-reliability DC-DC converter marketplace which makes this one of the most exciting and profitable acquisitions we have made. Not only is the acquisition immediately accretive, but it also expands Microsemi’s opportunity into the DC-DC marketplace, with strong margins, solid growth, and an opportunity to further service our top customers in the aerospace, defense, and satellite markets,” stated James J. Peterson, President and Chief Executive Officer of Microsemi Corporation.

“We are proud to become a part of the Microsemi team,” stated Richard Dixon founder, Chief Executive Officer & Chairman of Babcock, Inc. “We are confident that the combined business will provide incremental value for our customers and employees as well as the opportunity for additional growth as our products and technologies are integrated into Microsemi’s global sales channel.”

This acquisition, which closed today, will have no impact on Microsemi’s financial results for the fiscal fourth quarter, ended September 28, 2008.  The Company currently expects revenue and non-GAAP earnings per share to be in line with its previous guidance.  Microsemi will further discuss the acquisition of Babcock and provide general business updates during its fourth quarter and fiscal year-end financial results conference call, with details of the call to be provided in the coming weeks.

About Microsemi

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

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PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements concerning our guidance on Microsemi’s financial results, the expected benefits of the acquisition and our expectation that the acquisition will be accretive, are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as rapidly changing technology and product obsolescence, potential cost increases, variations in customer order preferences, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, difficulties foreseeing future demand, potential non-realization of expected orders or non-realization of  backlog, product  returns, product  liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, difficulties and costs of protecting patents and other proprietary rights, inventory obsolescence and difficulties regarding customer qualification of products. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings.  The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.